UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 7, 2022, McEwen Mining Inc. (the “Company”) held its annual meeting of shareholders. Of the 474,275,626 shares outstanding and entitled to vote at the meeting, 247,985,374 shares were voted, or approximately 52.29% of the outstanding shares entitled to vote.

At the annual meeting, the shareholders: (i) elected the eight individuals nominated to serve as directors; (ii) approved, on an advisory basis, the compensation of the named executive officers as described in the proxy statement (“say on pay”); (iii) approved, on an advisory basis, the frequency with which Company shareholders will be entitled to vote on the compensation of the named executive officers (“say on frequency”); (iv) ratified the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022; (v) approved a proposal to grant the Company’s board of directors (the “Board”) the discretion to amend the Company’s Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to effect a reverse split of the Company’s outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for-10; and (vi) authorized and approved an amendment to the Articles of Incorporation to decrease the authorized number of shares of Company common stock from 675,000,000 to 200,000,000 (the “Decrease in Authorized Capital Amendment”).

Proposal 1

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	171,581,744	11,233,062	65,170,318
Allen V. Ambrose	168,694,429	14,120,377	65,170,318
Merri Sanchez	171,188,034	11,626,772	65,170,318
Richard W. Brissenden	171,099,372	11,715,434	65,170,318
Robin E. Dunbar	170,595,019	12,219,787	65,170,318
William M. Shaver	171,399,520	11,415,286	65,170,318
Donald R.M. Quick	171,096,051	11,718,755	65,170,318
Ian Ball	171,638,113	11,176,693	65,170,318

Proposal 2

Election results for say on pay vote are as follows:

For	Against	Abstain	Broker Non-Votes
165,788,946	14,208,713	2,817,397	65,170,318

Proposal 3

Election results for say on frequency:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
77,524,138	2,726,549	100,143,283	2,421,086	65,170,318

After the annual meeting the Board has determined, consistent with the vote of the Company's shareholders, that the Company will hold future say-on-pay votes every third three years until the next required vote on the frequency of say-on-pay votes is presented to shareholders.

Proposal 4

Election results for the ratification of the appointment of EY as the independent registered public accounting firm for the year ending December 31, 2022 are as follows:

For	Against	Abstain	Broker Non-Votes
238,132,480	3,728,244	6,124,650	0

Proposal 5

Election results for proposal to grant the Board the discretion to effect the Reverse Stock Split are as follows:

For	Against	Abstain	Broker Non-Votes
216,390,016	22,413,156	1,591,357	7,297,548

Proposal 6

Election results for proposal to Decrease in Authorized Capital Amendment are as follows:

For	Against	Abstain	Broker Non-Votes
217,682,278	21,362,046	1,350,205	7,297,548

Item 7.01	Regulation FD Disclosure

At the annual meeting, the Company’s senior management made a presentation on the Company’s business, exploration, development efforts, financial results and condition. A copy of the PPT slides used in connection with the presentation is attached to this report as Exhibit 99.1.

On July 12, 2022, the Company issued a press release announcing the results of the annual meeting of shareholders held on July 7, 2022 and matters related to the anticipated reverse split of the Company's outstanding shares of common stock. A copy of that press release is attached to this report as Exhibit 99.2.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01	Other Events

After the conclusion of the annual meeting the Board adopted resolutions authorizing the implementation of a reverse split of the Company’s outstanding common stock at a ratio of 1-for-10. However, the Company will not complete and effect the reverse stock split until the Company takes all requisite actions required under Colorado law and as required by the New York Stock Exchange and other applicable regulatory authority. At or about the time the reverse stock split is effected the Company intends to finalize and effect the Decrease in Authorized Capital Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

99.1	PPT Slides dated July 7, 2022

99.2	Press release dated July 12, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: July 12, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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